Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

8 November 2023

Matter No. 836185/109449100

+852 2842 9530

Richard.Hall@conyers.com

ZEROSPO

Higashiooi Urbanheim, 3F

5-19-9, Higashiooi, Shinagawa

Tokyo, Japan

Dear Sir/Madam,

Re: ZEROSPO (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares par value US$0.001 each (the “Ordinary Shares”) of the Company. The Registration Statement contains two prospectuses, being (i) a prospectus to be used for the public offering by the Company of up to 1,725,000 Ordinary Shares (including 225,000 Ordinary Shares issuable upon the exercise by the underwriter of its over-allotment option) (the “IPO Shares”) and registration of up to 120,750 Ordinary Shares (the “Warrant Shares”) issuable upon exercise of the representative’s warrants issuable to the underwriter (the “Representative’s Warrants”, and collectively with the IPO Shares, the “Securities”) and (ii) a prospectus to be used for the resale by the persons set out in the schedule (the “Selling Shareholders”) of up to 2,609,592 Ordinary Shares (the “Resale Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of:

1.1	the Registration Statement; and

1.2	the form of the warrant agreement in respect of the Representative’s Warrants.

We have also reviewed copies of:

1.1.	the amended and restated memorandum and articles of association of the Company certified by the Secretary of the Company on 2 November 2023;

1.2.	unanimous written resolutions of the directors of the Company dated 1 August 2022, 30 November 2022, 20 January 2023, 30 June 2023, 8 September 2023 and 28 September 2023 and unanimous written resolutions of the members of the Company dated 30 June 2023 (the “Resolutions”);

1.3.	the latest drafts of the amended and restated memorandum and articles of association of the Company proposed to become effective immediately prior to the closing of the Company’s initial public offering of Ordinary Shares (the “Listing M&As”);

1.4.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 18 October 2023 (the “Certificate Date”);

1.5.	the register of members of the Company certified by the Secretary of the Company on 2 November 2023; and

1.6.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	that the Listing M&As will become effective immediately prior to the closing of the Company’s initial public offering of Ordinary Shares;

2.6.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7.	that upon issue of any Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.8.	that the Representative’s Warrants will be valid and binding in accordance with their terms pursuant to the applicable governing law;

2.9.	that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto); and

2.10.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	When issued and paid for as contemplated by the Registration Statement and registered in the register of members of the Company, the IPO Shares and the Warrant Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3.	The Resale Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

Selling Shareholders

Name	Shareholding as at 2 November 2023
Satoshi Washiya	22,000
Shinryo Corporation	200,000
Tier Index	400,000
Honegori Co., Ltd	40,000
J312 Limited	70,000
Lei Lei Gu	34,192
Shuhei Komatsu	200,000
HeartCore Enterprises, Inc.	600,000
Wing Kai Lam	160,000
Mark Olivier	20,000
John Dodero	20,000
Chris Etherington	40,000
Oleta Investments, LLC.	160,000
Rui Wu	100,000
Eternal Horizon International Company Limited	160,000
BaseStones, Inc.	160,000
Yuji Tanaka	23,400
GFM & Company, Inc.	200,000
TOTAL	2,609,592

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